Stock Purchase Agreement

                                      among

                            Key Rocky Mountain, Inc.,

                Updike Brothers, Inc. Employees= Stock Ownership
                            Retirement Plan and Trust
                              David W. Updike Trust
                             Dorothy A. Updike Trust
                             Dorothy R. Updike Trust
                                 Mary E. Updike
                                 Ralph O. Updike

                                       and

                                  Daniel Updike





                          Dated as of February 6, 1998

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                                TABLE OF CONTENTS

                                      Page

                           ARTICLE 1 PURCHASE AND SALE
1.1      Purchase and Sale of the Company Shares...............................1
         1.1.1    Purchase and Sale............................................1
         1.1.2    Payment of Purchase Price....................................1
         1.1.3    Purchase Price Holdback......................................2
         1.1.4    Interest.....................................................2
         1.1.5    Distribution of Purchase Price Holdback......................2
1.2      Cash Adjustment Payment...............................................2
1.3      Closing...............................................................3
1.4      Resignations..........................................................3
1.5      Closing Deliveries....................................................3
1.6      Termination of ESOP...................................................4

                    ARTICLE 2 REPRESENTATIONS AND WARRANTIES
2.1      Representations and Warranties of the Shareholders....................5
         2.1.1    Organization and Standing....................................5
         2.1.2    Agreements Authorized and its Effect on Other Obligations....5
         2.1.3    Capitalization...............................................6
         2.1.4    Ownership of the Company Shares..............................6
         2.1.5    No Subsidiaries..............................................6
         2.1.6    Financial Statements.........................................6
         2.1.7    Liabilities..................................................6
         2.1.8    Additional Company Information...............................7
         2.1.9    No Defaults..................................................9
         2.1.10   Absence of Certain Changes and Events........................9
         2.1.11   Taxes........................................................9
         2.1.12  Intellectual Property........................................10
         2.1.13  Title to and Condition of Assets.............................10
         2.1.14  Contracts....................................................10
         2.1.15  Licenses and Permits.........................................11
         2.1.16  Litigation...................................................11
         2.1.17  Environmental Compliance.....................................11
         2.1.18  Compliance with Other Laws...................................12
         2.1.19   ERISA Plans or Labor Issues.................................13
         2.1.20  Investigations; Litigation...................................14
         2.1.21  Absence of Certain Business Practices........................14
         2.1.22  No Untrue Statements.........................................14
         2.1.23  Consents and Approvals.......................................14
         2.1.24  Finder's Fee.................................................14
2.2      Representations and Warranties of Buyer..............................15
         2.2.1  Organization and Good Standing................................15
         2.2.2  Agreement Authorized and its Effect on Other Obligations......15
         2.2.3  Consents and Approvals........................................15
         2.2.4  Investigations; Litigation....................................15

                         ARTICLE 3 ADDITIONAL AGREEMENTS
3.1      Further Assurances...................................................16
3.2      Public Announcements.................................................16
3.3      338(h)(10) Election..................................................16
3.4      Environmental Assessments and Cleanup................................16
3.5      Tax Indemnification..................................................16

                            ARTICLE 4 INDEMNIFICATION
4.1      Indemnification by the Sellers.......................................17
4.2      Indemnification by Buyer.............................................17
4.3.     Indemnification Procedure............................................17
4.3      Limitation on Damages................................................18
4.4      Exclusive Remedy.....................................................18

                             ARTICLE 5 MISCELLANEOUS
5.1      Survival of Representations, Warranties and Covenants................18
5.2      Entirety.............................................................18
5.3      Counterparts.........................................................18
5.4      Notices and Waivers..................................................19
5.5      Table of Contents and Captions.......................................19
5.6      Successors and Assigns...............................................19
5.7      Severability.........................................................19
5.8      Applicable Law.......................................................19

                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of February 6, 1998, among (i) Key Rocky Mountain, Inc., a Delaware corporation ("Buyer") and (ii) Updike Brothers, Inc. Employees= Stock Ownership Retirement Plan and Trust (the "ESOP"), David W. Updike Trust, Dorothy A. Updike Trust, Dorothy R. Updike Trust, Mary E. Updike, Ralph O. Updike and Daniel Updike (collectively, the "Shareholders").

                              W I T N E S S E T H:

WHEREAS, Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, with its principal executive offices at Two Tower Center, 20th Floor, East Brunswick, New Jersey 08816;

WHEREAS, Updike Brothers, Inc. (the "Company") is a corporation duly organized and validly existing under the laws of the State of Wyoming, with its principal executive offices at 2895 West Main Street, Newcastle, Wyoming 82701;

WHEREAS, the Shareholders own 6,166 shares (the "Company Shares") of common stock, par value $10.00 per share, of the Company (the "Common Stock"), which constitutes all of the issued and outstanding shares of capital stock of the Company; and

WHEREAS, the Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, all of the Company Shares.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                                PURCHASE AND SALE

1.1 Purchase and Sale of the Company Shares.

1.1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, on the date hereof, the Shareholders agree to sell and convey to Buyer, free and clear of all Encumbrances (as defined in Section 2.1.8.1 hereof), and Buyer agrees to purchase and accept from the Shareholders, all of the Company Shares. In consideration of the sale of the Company Shares, Buyer shall pay to the Shareholders a purchase price of $10,600,000 (the "Purchase Price") in cash, and the Cash Adjustment Payment (as defined in Section 1.2 hereof), if any, in accordance with Section 1.2 hereof.

1.1.2 Payment of Purchase Price. The Purchase Price payable to the Shareholders on the date hereof shall be in the amounts set forth on Schedule 1.1.2. Such amounts are net of (i) $530,000 payable to the Dillard Group as described in
Schedule 2.1.24, and (ii) the Cash Adjustment Payment payable to the Shareholders pursuant to Section 1.2.

1.1.3 Purchase Price Holdback. A purchase price holdback of $1,000,000 (the "Purchase Price Holdback") will be deducted from the Cash Adjustment Payment payable to the Shareholders pursuant to Section 1.2. The Purchase Price Holdback shall be held in escrow pursuant to the escrow agreement dated the date hereof (the "Escrow Agreement") in the form of Exhibit A hereto and will be applied to pay Environmental Assessments and Cleanup Costs (as defined in Section 3.4), Tax Adjustments (as defined in Section 3.5), and to cover indemnification obligations under Article IV of this Agreement.

1.1.4 Interest. Immediately before any portion of the Purchase Price Holdback is distributed from the escrow account, maintained pursuant to the Escrow Agreement the Buyer will pay into such escrow account an amount of cash, if any, necessary to give the Shareholders receiving such distribution an annualized return on the amount distributed equal to the greater of (i) 8% or (ii) the Federal Funds interest rate on the day before of the distribution plus 2-9/16%, computed from the date hereof through the date of the distribution.

1.1.5 Distribution of Purchase Price Holdback. The Purchase Price Holdback will be distributed to the Shareholders as follows:

1.1.5.1 Initial Distribution. At the time of the distribution of the assets of the ESOP contemplated by Section 1.6.2 of this Agreement, the participants in the ESOP who beneficially owned an interest in the ESOP entitling them to receive ten or fewer shares of Common Stock as of the Closing Date shall receive a distribution from the Escrow Funds (as defined in the Escrow Agreement) an amount equal to the unpaid portion of the Purchase Price forming a part of the Purchase Price Holdback allocable to such participants, including accrued interest through the date of the distribution as contemplated by Section 1.1.4. The Purchase Price Holdback will thereupon be reduced by the amount of such distribution.

1.1.5.2 Final Distribution. On the third anniversary of the date hereof, the Shareholders will receive from the Escrow Account any portion of the Purchase Price Holdback remaining after deduction of Environmental Assessment and Cleanup Costs, Tax Adjustments and all amounts necessary to cover indemnification obligations under Article IV of this Agreement, plus accrued interest through such date based on their percentage interests in the Company as reflected on
Schedule 1.1.2.

1.2 Cash Adjustment Payment. Within 60 days after the date hereof, Buyer shall cause to be prepared and delivered to the Shareholders a consolidated balance sheet of the Company as of the date hereof (the "Final Balance Sheet") which balance sheet will be prepared in accordance with generally accepted accounting principles, consistently applied in all respects. Buyer and the Shareholders shall jointly review the Final Balance Sheet, and endeavor in good faith to resolve all disagreements regarding the entries thereon and reach a final determination thereof within 90 days from the date hereof. If the parties cannot agree on the entries to be placed on the Final Balance Sheet, the dispute will be resolved by an independent accounting firm mutually agreed to by the Shareholders and Buyer (such agreement not to be unreasonably withheld or delayed) whose resolution shall be binding on and enforceable against the parties hereto. Within 10 days of reaching such final determination, the following adjusting payments (which shall include interest at the rate of 8% per annum accruing from the date hereof through the payment date) shall be made:

1.2.1 If the Final Net Current  Value of the  Company  (defined  below)  exceeds
$0.00, Buyer shall pay to the Shareholders the amount of such difference (the "Cash Adjustment Payment"), or

1.2.2 If the Final Net Current Value of the Company (defined below) is less than $0.00, Shareholders shall pay to Buyer the amount of such difference.

1.2.3 In addition, any capital expenditures made by Company since October 31, 1997, made with Buyer's prior approval, will be added to the Final Net Current Value of the Company as set out in paragraph 1.2.1 or 1.2.2 above. Buyer hereby acknowledges approval of the capital expenditures listed on Schedule 1.2.3.

The term "Final Net Current Value of the Company" means the dollar value of the amount by which the "Total Current Assets" as recorded on the Final Balance Sheet exceeds the "Total Liabilities" as recorded on the Final Balance Sheet.

1.3 Closing. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Company, 2895 West Main, Newcastle, Wyoming 82701, contemporaneously with the execution of this Agreement by all of the parties hereto (the "Closing Date") unless another time, place or date is agreed to by the Shareholders and the Buyer.

1.4 Resignations. At the Closing, each of the officers and directors of the Company will resign.

1.5 Closing Deliveries. At the Closing, (a) the Shareholders shall deliver to Buyer duly and validly issued certificates representing all of the Company Shares owned beneficially or of record by them, each such certificate to be duly endorsed in blank and in good form for transfer, or accompanied by stock powers duly executed in blank sufficient and in good form to properly transfer such Company Shares to Buyer; (b) David W. Updike will deliver Buyer (i) an employment agreement dated the date hereof in the form of Exhibit B (the "Employment Agreement") and (ii) an agreement not to compete dated the date hereof in the form of Exhibit C (the "Non-Compete Agreement"); (c) the Shareholders and Buyer shall have delivered to one another all other documents, instruments and agreements as required under this Agreement; (d) Buyer shall deliver to the Shareholders the cash purchase price payable at Closing as provided in Section 1.1 by checks payable to the order of each of the Shareholders; and (e) the Buyer and Shareholders will deliver to one another the opinions of counsel as described below:

1.5.1 Opinion of Buyer's Counsel. The Buyer shall deliver a favorable opinion, addressed to the Shareholders and dated as of the Closing Date, from Porter & Hedges, L.L.P., counsel for the Buyer, in form and substance satisfactory to the Shareholders, to the effect that (i) the Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware;
(ii) all corporate proceedings required to be taken by or on the part of the Buyer to authorize the execution of this Agreement and the Escrow Agreement and the implementation of the transactions contemplated hereby and thereby have been taken; and (iii) this Agreement and Escrow Agreement have been duly executed and delivered by, and are the legal, valid and binding obligations of the Buyer and are enforceable against Buyer in accordance with their terms, except as enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of the Buyer as to matters of fact and (ii) the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to the Shareholders, as to matters other than federal or Texas law.

1.5.2 Opinion of Shareholders' Counsel. The Shareholders shall deliver a favorable opinion, addressed to the Buyer and dated the Closing Date, from Hansen & Peck, Newcastle, Wyoming, counsel to the Shareholders, in form and substance satisfactory to Buyer, to the effect that (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wyoming and is qualified to transact business in every jurisdiction in which the nature of the Company's contacts require such qualification, (ii) all outstanding shares of the Company Common Stock have been validly issued and are fully paid and nonassessable and are free of preemptive rights, other than the preemptive rights set forth in Article VIII, Section 3, of the Company's Bylaws, which preemptive rights have been waived by the Company in accordance with the procedures set forth in the Company's Bylaws; (iii) all of the Company Shares are owned beneficially and of record by the Shareholders free of any Encumbrances; (iv) the Company owns all of its assets free and clear of any Encumbrances other than those Encumbrances listed on the Balance Sheet or the Schedules hereto, and (v) this Agreement and the Escrow Agreement, the Employment Agreements and the Non-Competition Agreements have been duly executed and delivered by, and this Agreement, the Employment Agreements, the Escrow Agreement and the Noncompetition Agreements are the legal, valid and binding obligations of the Shareholders that are parties thereto and are enforceable against the Shareholders that are parties thereto in accordance with their terms, except as the enforceability of this Agreement, the Escrow Agreement, the Employment Agreements and the Noncompetition Agreements may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally. In rendering such opinion, such counsel may rely upon (i) certificates of public officials and of officers of the Company or the Shareholders as to matters of fact and (ii) on the opinion or opinions of other counsel, which opinions shall be reasonably satisfactory to Buyer, as to matters other than federal or Wyoming law.

1.6 Termination of ESOP.

1.6.1 Termination. The Company, by action of its Board of Directors, agrees to take such action as is necessary or appropriate to terminate the ESOP as of a date before the Closing date. After the effective date of termination of the ESOP, the ESOP shall be "frozen" pending distribution of its assets to participants and their beneficiaries. No persons who are not participants or beneficiaries as of the termination date shall be eligible to participate in the ESOP or receive benefits thereunder, and no distributions shall be made by the ESOP except normal distributions in the ordinary course of business pursuant to the terms and provisions of the ESOP document.

1.6.2 IRS Determination Letters. Within 120 days after the Closing Date, Buyer agrees to file a submission to formally request a determination letter from the Internal Revenue Service (the "IRS") to the effect that the ESOP is a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") upon its termination and that the trust used to fund the ESOP (the "Trust") is tax exempt under Section 501(a) of the Code. As soon as administratively practicable following receipt of a favorable IRS determination letter, the administrator of the Trust shall effect distributions of all remaining assets from the Trust and, thereafter, it shall be liquidated. The individual trustees of the Trust as of the Closing Date agree to serve in such capacity until such time as the Trust has been liquidated and its assets completely distributed unless the Buyer, in its discretion, elects to appoint any successor trustee. The Shareholders hereby agree that the Buyer does not assume any liability or obligation with respect to the ESOP or Trust that results from, relates to, or arises out of any act or omission by the Company, the trustees or any other person or entity occurring on or before the Closing Date.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

2.1   Representations   and  Warranties  of  the   Shareholders.   Each  of  the
Shareholders, jointly and severally, represents and warrants to Buyer as follows:

2.1.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Wyoming, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.1.2 Agreements Authorized and its Effect on Other Obligations. Each of the Shareholders has the legal capacity and requisite power and authority to enter into, and perform its obligations under this Agreement and the Employment Agreements and the Non-Competition Agreements to which they are a party. This Agreement, the Employment Agreements and the Non-Competition Agreements are valid and binding obligations of each of the Shareholders that are a party thereto, enforceable against each of the Shareholders that are a party thereto in accordance with their terms. The execution, delivery and performance of this Agreement, the Employment Agreements and the Non-Competition Agreements by each of the Shareholders that are a party thereto will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Articles of Incorporation or Bylaws of the Company or (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Company or any of the Shareholders is a party or by which the Company or any of the Shareholders or their respective properties are bound.

2.1.3 Capitalization. The authorized capitalization of the Company consists of 100,000 shares of Common Stock, of which, as of the date hereof, 6,166 shares are issued and outstanding and held beneficially and of record by the Shareholders. On the date hereof, the Company does not have any outstanding options, warrants, calls or commitments of any character relating to any of its authorized but unissued shares of capital stock. All issued and outstanding shares of Common Stock are validly issued, fully paid and non-assessable and are not subject to preemptive rights (other than those preemptive rights set forth in Article VIII, Section 3, of the Company's Bylaws, which preemptive rights have been waived by the Company). None of the outstanding shares of Common Stock is subject to any voting trusts, voting agreement or other agreement or understanding with respect to the voting thereof, nor is any proxy in existence with respect thereto.

2.1.4 Ownership of the Company Shares. The Shareholders hold good and valid title to the Company Shares set forth opposite their names on Schedule 1.1.2, free and clear of all Encumbrances. The Shareholders possess full authority and legal right to sell, transfer and assign the Company Shares to Buyer, free and clear of all Encumbrances. Upon transfer to Buyer by the Shareholders of the Company Shares, Buyer will own the Company Shares free and clear of all Encumbrances. There are no claims pending or, to the knowledge of any of the Shareholders, threatened, against the Company or any of the Shareholders that concern or affect title to the Company Shares, or that seek to compel the issuance of capital stock or other securities of the Company.

2.1.5 No Subsidiaries. Except as set forth on Schedule 2.1.5, there is no corporation, partnership, joint venture, business trust or other legal entity in which the Company, either directly or indirectly through one or more intermediaries, owns or holds beneficial or record ownership of the outstanding voting securities.

2.1.6 Financial Statements. The Company has delivered to Buyer copies of the Company's audited balance sheet as of October 31, 1997, a copy of which is attached hereto as Schedule 2.1.6 (the "10/31 Balance Sheet"), and related statements of income, with appended notes which are an integral part of such statements, (collectively, the "Financial Statements"), as at and for the 12 months ended as of October 31, 1997 (the "Balance Sheet Date"). The Financial Statements are complete in all material respects, present fairly the financial condition of the Company as of the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The accounts receivable reflected in the 10/31 Balance Sheet, or which have been thereafter acquired by the Company, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves, which reserves are adequate.

2.1.7 Liabilities. Except as disclosed on Schedule 2.1.7. hereto, the Company does not have any liabilities or obligations, either accrued, absolute or contingent, nor do any of the Shareholders have any knowledge of any potential liabilities or obligations of the Company, other than those (i) reflected or reserved against in the 10/31 Balance Sheet or (ii) incurred in the ordinary course of business since the Balance Sheet Date that would not materially adversely affect the value and conduct of the business of the Company.

2.1.8 Additional Company Information. Attached as Schedule 2.1.8 hereto are true, complete and correct lists of the following items:

2.1.8.1 Real Estate. All real property and structures thereon owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company, with a description of the nature and amount of any Encumbrances thereon. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature;

2.1.8.2 Machinery and Equipment. All rigs, carriers, rig equipment, machinery, transportation equipment, tools, equipment, furnishings, and fixtures owned, leased or subject to a contract of purchase and sale, or lease commitment, by the Company with a description of the nature and amount of any Encumbrances thereon;

2.1.8.3 Inventory. All Inventory items or groups of inventory items owned by the Company, excluding raw materials and work in process, which raw materials and work in process are valued on the 10/31 Balance Sheet, together with the amount of any Encumbrances thereon;

2.1.8.4 Receivables. All accounts and notes receivable of the Company, together with (i) aging schedules by invoice date and due date, (ii) the amounts provided for as an allowance for bad debts, (iii) the identity and location of any asset in which the Company holds a security interest to secure payment of the underlying indebtedness, and (iv) a description of the nature and amount of any Encumbrances on such accounts and notes receivable.

2.1.8.5 Payables. All notes payable of the Company, together with an appropriate aging schedule;

2.1.8.6 Insurance. All insurance policies or bonds currently maintained by the Company, including title insurance policies, with respect to the Company, including those covering the Company's properties, rigs, machinery, equipment, fixtures, employees and operations, as well as listing of any premiums, deductibles or retroactive adjustments due or pending on such policies or any predecessor policies;

2.1.8.7 Contracts. All contracts, including leases under which the Company is lessor or lessee, which are to be performed in whole or in part after the date hereof;

2.1.8.8 Employee Compensation Plans. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, employee stock ownership, welfare, group insurance, death benefit, or other employee benefit or fringe benefit plans, arrangements or trust agreements of the Company or any employee benefit plan maintained by the Company, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any governmental agency and all IRS determination letters and other correspondence from governmental entities that have been received with respect to such plans, arrangements or agreements (collectively, "Employee Plans");

2.1.8.9 Salaries. The names and salary rates of all present employees of the Company, and, to the extent existing on the date of this Agreement, all arrangements with respect to any bonuses to be paid to them from and after the date of this Agreement;

2.1.8.10 Bank Accounts. The name of each bank in which the Company has an account, the account balances as of the Closing Date and the names of all persons authorized to draw thereon;

2.1.8.11 Employee Agreements. Any collective bargaining agreements of the Company with any labor union or other representative of employees, including amendments, supplements, and written or oral understandings, and all employment and consulting and severance agreements of the Company;

2.1.8.12 Intellectual Property. All patents, patent applications, trademarks and service marks (including registrations and applications therefore), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used by the Company;

2.1.8.13 Trade Names. All trade names, assumed and fictitious names used or held by the Company, whether and where such names are registered and where used;

2.1.8.14 Licenses and Permits. All permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, licenses and other rights of every kind and character (collectively, the "Permits") of the Company under which it conducts its business;

2.1.8.15 Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit-agreements, and any other agreements of the Company relating thereto or with respect to collateral securing the same;

2.1.8.16 Guaranties. All indebtedness, liabilities and commitments of others and as to which the Company is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor and all letters of credit, whether stand-by or documentary, issued by any third party;

2.1.8.17 Reserves and Accruals. All accounting reserves and accruals maintained in the 10/31 Balance Sheet; and

2.1.8.18 Environment. All environmental permits, approvals, certifications, licenses, registrations, orders and decrees applicable to current operations conducted by the Company and all environmental audits, assessments, investigations and reviews conducted by the Company within the last five years or otherwise in the Company's possession on any property owned, leased or used by the Company.

2.1.9 No Defaults. The Company is not in default in any obligation or covenant on its part to be performed under any obligation, lease, contract, order, plan or other arrangement.

2.1.10  Absence  of  Certain   Changes  and  Events.   Except  as  disclosed  on
Schedule 2.1.10 hereto and other than as a result of the transactions contemplated by this Agreement, since the Balance Sheet Date, there has not been:

2.1.10.1 Financial Change. Any adverse change in the financial condition, backlog, operations, assets, liabilities or business of the Company;

2.1.10.2 Property Damage. Any material damage, destruction, or loss to the business or properties of the Company (whether or not covered by insurance);

2.1.10.3 Dividends. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the Common Stock, or any direct or indirect redemption, purchase or any other acquisition by the Company of any such stock;

2.1.10.4 Capitalization Change. Any change in the capital stock or in the number of shares or classes of the Company's authorized or outstanding capital stock as described in Section 2.1.3 hereof;

2.1.10.5 Labor Disputes. Any labor or employment dispute of whatever nature; or

2.1.10.6 Other Material  Changes.  Any other event or condition  known to any of
the  Shareholders   particularly  pertaining  to  and  adversely  affecting  the operations, assets or business of the Company.

2.1.11 Taxes. All federal, state and local income, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs, duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by the Company for each period for which any such returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all such returns are true and correct; the Company has only done business in Wyoming, Montana, Utah, Colorado, South Dakota and North Dakota; all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by the Company; and the tax provision reflected in the 10/31 Balance Sheet is adequate, in accordance with generally acceptable accounting principles, to cover liabilities of the Company at the date thereof for all taxes, including, but not limited to, interest and penalties, and additions to taxes of any character whatsoever applicable to the Company or its assets or business. No waiver of any statute of limitations executed by the Company with respect to any income or other tax is in effect for any period. The income tax returns of the Company have not been examined by the Internal Revenue Service or the taxing authorities of any other jurisdiction. There are no tax liens on any assets of the Company except for taxes not yet currently due. The Company is not a member of a consolidated group subject to Treasury Regulation 1.1502-6 or any similar provision.

2.1.12 Intellectual Property. The Company owns or possesses licenses to use all Intellectual Property that is either material to the business of the Company or that is necessary for the rendering of any services rendered by the Company and the use or sale of any equipment or products used or sold by the Company, including all such Intellectual Property listed in Schedule 2.1.8 hereto (the "Required Intellectual Property"). The Required Intellectual Property is owned or licensed by the Company free and clear of any Encumbrance. The Company has not granted to any other person any license to use any Required Intellectual Property. The Company has not infringed, misappropriated, or conflicted with, the Intellectual Property rights of others in connection with the use by the Company of the Required Intellectual Property or otherwise in connection with the Company's operation of its business, nor has the Company received any notice of such infringement, misappropriation, or conflict with such Intellectual Property rights of others.

2.1.13 Title to and Condition of Assets. Except as disclosed on Schedule 2.1.13 hereto, the Company has good, indefeasible and marketable title to all its properties, interests in properties and assets, real and personal, reflected in the 10/31 Balance Sheet or in Schedule 2.1.8 hereto, free and clear of any Encumbrance of any nature whatsoever, except Encumbrances reflected in the 10/31 Balance Sheet or in Schedule 2.1.8 hereto. All leases pursuant to which the Company leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing default or event of default, or event that with notice or lapse of time, or both, would constitute a default by the Company and in respect to which the Company has not taken adequate steps to prevent a default from occurring. The buildings and premises of the Company that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All rigs, rig equipment, machinery, transportation equipment, tools and other major items of equipment of the Company are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance. All such assets conform to all applicable laws governing their use. The Company has not violated any law, statute, ordinance, or regulation relating to any such assets, nor has any notice of such violation been received by the Company or any of the Shareholders, except such as have been fully complied with.

2.1.14 Contracts. All contracts, leases, plans or other arrangements to which the Company is a party, by which it is bound or to which it or its assets are subject are in full force and effect, and constitute valid and binding obligations of the Company. The Company is not and, to the knowledge of any of the Shareholders, no other party to any such contract, lease, plan or other arrangement is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No contract has been entered into on terms that could reasonably be expected to have an adverse effect on the Company. None of the Shareholders have received any information that would cause the Company or such Shareholders to conclude that any customer of the Company will (or is likely to) cease doing business with the Company (or its successors) as a result of the consummation of the transactions contemplated hereby.

2.1.15 Licenses and Permits. The Company possesses all Permits necessary under law or otherwise for the Company to conduct its business as now being conducted and to construct, own, operate, maintain and use its assets in the manner in which they are now being constructed, operated, maintained and used, including all such Permits listed in Schedule 2.1.8 hereto (collectively, the "Required Permits"). Each of the Required Permits and the Company's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Company subject to administrative powers of regulatory agencies having jurisdiction, and will continue in full force and effect after the Closing Date. The Company is in compliance in all respects with the terms of each of the Required Permits. None of the Required Permits have been, or to the knowledge any of the Shareholders, is threatened to be, revoked, canceled, suspended or modified.

2.1.16 Litigation. Except as set forth on Schedule 2.1.16, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Company is a party or, to the knowledge of any of the Shareholders, might become a party which particularly affects the Company or its assets, nor is any change in the zoning or building ordinances directly affecting the real property or leasehold interests of the Company pending or, to the knowledge of any of the Shareholders , threatened.

2.1.17 Environmental Compliance.

2.1.17.1 Environmental Conditions. There are no environmental conditions or circumstances, including, without limitation, the presence or release of any Substance of Environmental Concern, on any property presently or previously owned, leased or operated by the Company, or on any property to which any Substance of Environmental Concern or waste generated by the Company's operations or use of its assets was disposed of, which would have a material adverse effect on the business or business prospects of the Company. The term "Substance of Environmental Concern" means (a) any gasoline, petroleum (including crude oil or any fraction thereof), petroleum product, polychlorinated biphenyls, ureaformaldehyde insulation, asbestos, pollutant, contaminant, radiation and any other substance of any kind, whether or not any such substance is defined as toxic or hazardous under any Environmental Law ( as defined in Section 2.1.17.3 hereof), that is regulated pursuant to or could give rise to liability under any Environmental Law;

2.1.17.2 Permits, etc. The Company has and, within the period of all applicable statutes of limitations, has had in full force and effect all environmental Permits required to conduct its operations, and is, and within the period of all applicable statutes of limitations has been, operating in compliance thereunder.

2.1.17.3 Compliance. The Company's operations and use of its assets are, and within the period of all applicable statutes of limitations, have been in compliance with applicable Environmental Law. "Environmental Law" as used herein means any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, and other legally enforceable requirements (including, without limitation, common law) of the United States, or any state, local, municipal or other governmental authority, or quasi-governmental authority, regulating, relating to, or imposing liability or standards of conduct concerning protection of the environmental or of human health, or employee health and safety as from time to time has been or is now in effect;

2.1.17.4 Environmental Claims. No notice has been received by the Company or any of the Shareholders from any entity, governmental agency or individual regarding any existing, pending or threatened investigation, inquiry, enforcement action, litigation, or liability, including, without limitation any claim for remedial obligations, response costs or contribution, relating to any Environmental Law;

2.1.17.5 Enforcement. The Company and, to the knowledge of any of the Shareholders, no predecessor of the Company or other party acting on behalf of the Company, has entered into or agreed to any consent, decree, order, settlement or other agreement, nor is subject to any judgment, decree, order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law;

2.1.17.6 Liabilities. The Company has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law.

2.1.17.7 Renewals. None of the Shareholders know of any reason the Company (or its successors) would not be able to renew without material expense any of the permits, licenses, or other authorizations required pursuant to Environmental Law to conduct and use any of the Company's current or planned operations; and

2.1.17.8 Asbestos and PCBs. No material amounts of friable asbestos currently exist on any property owned or operated by the Company, nor do polychlorinated biphenyls exist in concentrations of 50 parts per million or more in electrical equipment owned or being used by the Company in its operations or on its properties.

2.1.18 Compliance with Other Laws. The Company is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, the Occupational Safety and Health Act (29 U.S.C. ''651 et seq.) as amended, or any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

2.1.19 ERISA Plans or Labor Issues.

2.1.19.1   Compliance   With   Applicable   Laws.   Except  as   identified   in
Schedule 2.1.8.8, the Company does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to, any Employee Plan (as defined in Section 2.1.8.8 hereof) or any employee benefit plan that is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which any of its employees are or were participants (whether on an active or frozen basis). Each Employee Plan set forth in Schedule 2.1.8.8 fully complies currently, and has fully complied in the past, in form and operation, with the applicable provisions of ERISA, the IRS and other applicable laws, including, without limitation, all qualification and reporting and disclosure requirements of the Code and ERISA. Each Employee Plan that is an employee pension benefit plan (as described in Section 3(2) of ERISA) (i) meets, and has met, in all respects, the requirements of a "qualified plan" under Section 401(a) of the Code whose income is exempt from taxation under Section 501(a) of the Code, (ii) has received a currently effective favorable determination letter from the IRS and (iii) nothing has occurred since the date of such determination letter that could adversely affect such qualification. Also, with respect to each Employee Plan, the Company and any other party in interest have not engaged in any prohibited transaction or any violation of its fiduciary duties to such plan. All contributions required to be made to each Employee Plan under the terms of such Employee Plan, ERISA or other applicable law have been timely made and there are no delinquent contributions as of the Closing Date. None of the Employee Plans (i) is a "multiemployer plan" (as defined in Section 3(37) of ERISA), (ii) is a defined benefit pension plan subject to Title IV of ERISA, (iii) is a "voluntary employees' beneficiary association" within the meaning of Code Section 501(c)(9), (iv) provides for medical or other insurance benefits to current or future retired employees or former employees of the Company (other than as required for group health plan continuation coverage under Code Section 4980B ("COBRA") or applicable state law), or (v) obligates the Company to pay any benefits solely as a result of a change in control of the Company. During the six years preceding the Closing Date, (i) no under-funded pension plan subject to Section 412 of the Code has been transferred out of the Company, (ii) the Company has not participated in or contributed to, or had an obligation to contribute to, any multiemployer plan and has no withdrawal liability with respect to any multiemployer plan, and
(iii) the Company has not maintained any pension plan subject to Title IV of ERISA. There are no claims, lawsuits or regulatory actions that have been asserted, instituted or threatened against any Employee Plan by any fiduciary or participant of such plan, except routine claims for benefits thereunder, or by any governmental entity. The Company has not engaged in any unfair labor practices. None of the Shareholders is aware of any pending or threatened dispute with any of its existing or former employees.

2.1.19.2 Valuation. The Company has received the valuation of an independent and certified appraiser (which appraiser satisfies the Code requirements to appraise non-publicly traded employer securities held in an employee stock ownership plan), in a form reasonably satisfactory to it, indicating that as of the Closing Date the Purchase Price for the Company Shares held by the ESOP is equal to or greater than the fair market value of such shares, and the trustee of the ESOP has determined that the transactions contemplated by this Agreement are fair to the participants in the ESOP.

2.1.20 Investigations; Litigation. No investigation or review by any governmental entity with respect to the Company or any of the transactions contemplated by this Agreement is pending or, to the knowledge of any of the Shareholders , threatened, nor has any governmental entity indicated to the Company or any of the Shareholders an intention to conduct the same, and there is no action, suit or proceeding pending or, to the knowledge of any of the Shareholders , threatened against or affecting the Company at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, that either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or business of the Company.

2.1.21 Absence of Certain Business Practices. Neither the Company nor any officer, employee or agent of the Company, nor any other person acting on its behalf, has directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

2.1.22 No Untrue Statements. The Company has made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Company's assets and business, and such information covers all commitments and liabilities of the Company relating to its business or its assets. This Agreement and the agreements and instruments to be entered into in connection herewith do not include any untrue statement of a material fact or omit to state any material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

2.1.23 Consents and Approvals. No consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, or any other person or entity other than the Shareholders, is required to be made or obtained by the Company or any of Shareholders in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.1.24 Finder's Fee. Other than as described in the contract between the Shareholders and the Dillard Group, Houston, Texas, dated October 6, 1997, a copy of which is attached hereto as Schedule 2.1.24, all negotiations relative to this Agreement, the Employment Agreements and the Non-Competition Agreements, and the transactions contemplated hereby and thereby, have been carried on by the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

2.2 Representations and Warranties of Buyer. Buyer represents and warrants to each of the Shareholders as follows:

2.2.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary.

2.2.2 Agreement Authorized and its Effect on Other Obligations. The consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Buyer will not conflict with or result in a violation of breach of any term or provision of, or constitute a default under (a) the Certificate of Incorporation or Bylaws of Buyer or (b) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer or any of its property is bound.

2.2.3 Consents and Approvals. No consent, approval or authorization of, or filing of a registration with, any governmental or regulatory authority, or any other person or entity is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

2.2.4 Investigations; Litigation. No investigation or review by any governmental entity with respect to Buyer in connection with any of the transactions contemplated by this Agreement is pending or, to the best of Buyer's knowledge, threatened, nor has any governmental entity indicated to Buyer an intention to conduct the same. There is no action, suit or proceeding pending or, to the Buyer's knowledge, threatened against or affecting Buyer by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or businesses of Buyer.

                                    ARTICLE 3

                              ADDITIONAL AGREEMENTS

3.1 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby.

3.2 Public Announcements. Except as mutually agreed, neither Buyer, the Shareholders, the Individuals nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated thereby. The Shareholders hereby consent to Buyer's issuance of a press release announcing the completion of the transactions contemplated by this Agreement.

3.3 338(h)(10) Election. If the Buyer elects to file an election to treat the acquisition of the Company Shares as an asset purchase under Section 338(h)(10) of the Code, the Shareholders agree to execute and deliver to Buyer any documents required to be executed by the Shareholders in connection with such election, and Buyer will compensate and indemnify the Shareholders for any increased tax liability resulting therefrom. In addition, Buyer will indemnify and reimburse the Shareholders for any additional tax that may be deemed to be paid by the Shareholders on income created by Buyer compensating the Shareholders for taxes paid on a Section 338(h)(10) election increase in asset values.

3.4 Environmental Assessments and Cleanup. As soon as practicable after the date hereof, Buyer shall conduct such Phase I Environmental Assessments with respect to the real property listed on Schedule 2.1.8.1 as it deems prudent. In addition, the Buyer will conduct Phase II Environmental Assessments with respect to any such real property where Phase II assessments are reasonably determined by the Buyer to be appropriate. To the extent that such environmental assessments indicate that liabilities exist for environmental cleanup on a particular property, the Buyer will conduct appropriate restoration activities required on any such property. All of the costs for conducting such environmental assessments and environmental cleanup ("Environmental Assessment and Cleanup Costs") shall be paid by the Buyer and the amount of the Purchase Price Holdback payable to the Shareholders pursuant to Section 1.1.2 shall be reduced by such amount.

3.5 Tax Indemnification. If at any time from the date hereof through the first anniversary of the date hereof the Buyer determines that the Company owes any franchise or other corporate tax in any state in which the Company has conducted business but has not been qualified as a foreign corporation, then, the amount of such tax (the "Tax Adjustment") shall be paid by the Buyer and the amount of the Purchase Price Holdback payable to the Shareholders pursuant to
Section 1.1.2 shall be reduced by such amount.

                                    ARTICLE 4

                                 INDEMNIFICATION

4.1 Indemnification by the Sellers. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Buyer, the Company, their affiliates and their respective officers, directors, employees, agents and stockholders (collectively, the "Buyer Indemnified Parties"), shall be indemnified against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable fees and expenses of attorneys, consultants and experts (collectively, the "Damages") that the Buyer Indemnified Parties shall incur or suffer, which arise, result from or relate to any breach by any of the Shareholders (or the failure of any of the Shareholders to perform) their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument delivered to Buyer by any of the Shareholders under this Agreement.

4.2 Indemnification by Buyer. In addition to any other remedies available to the Shareholders under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of the Shareholders against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to either of the Individuals by or on behalf of Buyer under this Agreement.

4.3. Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Sections 4.1 or 4.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to Sections 4.1 or 4.2 hereof, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld or delayed.

4.3 Limitation on Damages. Notwithstanding anything in this Agreement to the contrary, the Buyer Indemnified Parties shall be indemnified for Damages only to the extent of the Purchase Price Holdback after deducting all Environmental Assessment and Cleanup Costs pursuant to Section 3.4. The aggregate amount of any Damages owed by the Buyer to the Shareholders shall not exceed $1,000,000 in the aggregate.

4.4 Exclusive Remedy. From and after the date hereof, the payment of (i) Environmental Assessments and Cleanup Costs pursuant to Section 3.4 and (ii) the costs of indemnification under Sections 4.1 and 4.2, as limited by the provisions of Section 4.4, shall be the exclusive remedies for monetary damages that may be asserted under this Agreement or in connection with the transactions contemplated herein. Notwithstanding any provision of the contrary contained herein, each of the parties to this Agreement hereby waives any right to recover special, punitive or exemplary damages for any claim asserted against the other. Noting in this Section 4.5 shall limit the availability of equitable remedies, such as specific performance, to enforce the provisions of this Agreement.

                                    ARTICLE 5

                                  MISCELLANEOUS

5.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive until the first anniversary of the date hereof, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive indefinitely despite any investigation made by any party hereto or on its behalf.

5.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

5.3 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

5.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested:

                                  If to Buyer:

         Addressed to:..............                 With a copy to:

         Key Rocky Mountain, Inc....                 Porter & Hedges, L.L.P.
         Two Tower Center, 20th Floor                700 Louisiana, 35th Floor
         East Brunswick, New Jersey 08816            Houston, Texas  77210-4744
         Attn:  General Counsel.....                 Attn:  Samuel N. Allen
         Facsimile: (732) 247-5148..                 Facsimile: (713) 226-0229

                             If to any Shareholder:

         Addressed to:..............                 With a copy to:

         c/o David W. Updike........                 Donald Hansen
         Updike Brothers, Inc. .....                 Hansen & Peck
         2895 West Main.............                 18 West Main
         P.O. Box 610 ..............                 Newcastle, Wyoming 82701
         Newcastle, Wyoming 82701...                 Facsimile: (307) 746-2926
         Facsimile: (307) 746-4756..

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

5.5 Table of Contents and Captions. The table of contents and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

5.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

5.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Wyoming.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Shareholders (and for purposes of Section 1.6.2, the Trustee of the ESOP) have executed this Agreement, and the Buyer has caused this Agreement to be signed in its corporate name by its duly authorized representative, all as of the day and year first above written.


BUYER:

KEY ROCKY MOUNTAIN, INC.


By:
   William Hubbell, President


SHAREHOLDERS:

UPDIKE BROTHERS,  INC.  EMPLOYEES= STOCK OWNERSHIP  RETIREMENT
PLAN AND TRUST


By:
   Richard Parrish, Trustee


DAVID W. UPDIKE TRUST


By:
   David W. Updike, Trustee


 DOROTHY A. UPDIKE TRUST


 By:
    Dorothy A. Updike, Trustee


DOROTHY R. UPDIKE TRUST**


By:
   Dorothy R. Updike, Trustee


Mary E. Updike


*


Ralph O. Updike


*


Daniel Updike


*



By:*
   David W. Updike, Attorney-in-Fact



By:**
   Dorothy A. Updike, Attorney-in-Fact


ESOP TRUSTEE:

(Solely for purposes of Section 1.6.2)



Richard Parrish